FILING FEE:	 $75.00
                                          							BY: CROWELL, CROWELL, CROWELL
                                          							P O BOX 10000
                                           						CARSON STATE NEVADA 89702

                          ARTICLES OF INCORPORATION
                                    OF
          MINING MILLING MANUFACTURING & MARKETING, INC. OF NEVADA

ARTICLE I - This corporation is incorporated pursuant to the laws of the State of Nevada.

ARTICLE II - The name of this corporation is Mining Milling Manufacturing & Marketing, Inc. of Nevada.

ARTICLE III - The duration of this corporation is perpetual.

ARTICLE IV - The purpose of this corporation is to mine, mill, and manufacture and market any product not prohibited by law.

ARTICLE V - The authorized capital structure of this corporation is $25,000.00. Pro-rate ownership of the corporation shall be expressed as ownership of shares of common, capital stock. All shares are of the same class and have the same rights.

ARTICLE VI - The authorized capital structure of this corporation shall be divided into 25,000,000, thus creating a par value for each share of $.001.

ARTICLE VII - The  stock  of  the  corporation  shall  not  be  subject to any
assessment to pay the debts of the  corporation.   The  corporation  will  not
commence business until $1,000.00 has been received for issuance of stock.

ARTICLE VIII - Pre-emptive rights are denied to stockholders.

ARTICLE IX - In Nevada, the resident agent and principal office of the corporation is


ARTICLE X - The governing board shall be styled directors. Until successors are elected, appointed, and qualified,the directors and original incorporators of this corporation, and their respective addresses are set forth in Schedule A below.

ARTICLE XI - The right to make distributions to stockholders of assets of cash belonging to the corporation in partial liquidation of the assets of the corporation without separate stockholder approval is granted to the directors.

ARTICLE XII - The right to sell or acquire stock or assets of this corporation without stockholder approval is granted to the directors.

ARTICLES XIII - The directors are granted the right to determine the number of shares corporate certificates will be issued in.

Schedule A:	(Initial directors and Incorporators)
FRED M. JONES			Rt. 1. Box 133				Helper, UT 84526
KENNETH DAVIES		5115 So. Industrial Rd. # 104		Las Vegas, NV 89118
THEODORE BROOKS		5115 So. Industrial Rd. # 104		Las Vegas, NV 89118

Subscribed and sworn to before me this 10th day of March, 1986
Notary Public